EXHIBIT 32.02


       CERTIFICATION BY SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
       ------------------------------------------------------------------


         I, Maureen Howley, the Senior Vice President and Chief Financial Officer of Kenmar Advisory Corp., as managing owner of Kenmar Global Trust, certify that (i) the Form 10-Q for the Quarterly Period Ended June 30, 2003 of Kenmar Global Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934 and (ii) the information contained in the Form 10-Q for the Quarterly Period Ended June 30, 2003 of Kenmar Global Trust fairly presents, in all material respects, the financial condition and results of operations of Kenmar Global Trust.


                           KENMAR GLOBAL TRUST
                           By: Kenmar Advisory Corp., managing owner



                           By: /s/ Maureen Howley
                               -------------------------------------
                               Maureen Howley
                               Senior Vice President and Chief Financial Officer August 14, 2003


         A signed original of this written statement required by Section 906 has been provided to Kenmar Advisory Corp. and will be retained by Kenmar Advisory Corp. and furnished to the Securities and Exchange Commission or its staff upon request.








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